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                                                                    Exhibit 99.1

[SCANSOFT LOGO]                                                     NEWS RELEASE
                                                             FROM SCANSOFT, INC.
                                                           FOR IMMEDIATE RELEASE
CONTACTS:

RICHARD MACK                                                      JONNA SCHUYLER
ScanSoft, Inc.                                                    ScanSoft, Inc.
Tel: 978-977-2175                                              Tel: 978-977-2038
Email: richard.mack@scansoft.com              Email: jonna.schuyler@scansoft.com



 SCANSOFT TO EXTEND LEADERSHIP, RESOURCES IN HIGH-GROWTH SPEECH MARKETS THROUGH
              ACQUISITIONS OF PHONETIC SYSTEMS, ART AND RHETORICAL

 Delivering and Investing in Strategy Where Natural, Human Conversation Will Be
   Predominant Means for Retrieving Information and Interacting with Systems

PEABODY, MASS., NOVEMBER 15, 2004 - ScanSoft, Inc. (Nasdaq: SSFT), a global leader of speech and imaging solutions, today announced a series of strategic acquisitions that significantly expand the company's speech capabilities and resources and strengthen its position as a leading supplier of speech technologies, applications and services.

ScanSoft has signed separate agreements to acquire Phonetic Systems, Ltd., ART Advanced Recognition Technologies, Inc. and Rhetorical Systems Ltd. that upon closing will further accelerate its growth and extend its ability to deliver highly valued solutions in three key speech segments - Directory Assistance, Enterprise Speech Applications and Wireless Solutions.

ScanSoft is delivering on its strategy for a future where natural, human conversations will be the predominant way that people retrieve information and interact with automated systems. To achieve this, ScanSoft has recognized that speech applications need to become more dynamic, sound more natural, interact more conversationally, perform tasks on multiple devices and adapt to personal preferences. These acquisitions are expected provide ScanSoft with an array of technologies, customers, partners and talented employees to help ScanSoft fuel its growth and propel the quality of speech applications throughout the world. Additional details on each acquisition can be found below and in separate releases to follow.

"Today's announcements signal another significant milestone in building the world's preeminent provider of speech applications that deliver value to thousands of companies and grant easy access to information the world over," said Paul Ricci, chairman and CEO of ScanSoft. "These strategic acquisitions prepare the company for future growth and newfound opportunities, building on our core competencies and extending our application footprint in high growth markets. We are excited to welcome the people of Phonetic Systems, ART and Rhetorical to the ScanSoft organization and look forward to a prosperous future."
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Each acquisition has been approved by the companies' respective boards of directors. Aggregate fixed consideration for these transactions is approximately $63.2 million plus additional earn-out provisions as described below:

- Phonetic Systems - Consideration comprises $35 million in cash, with a payment of $17.5 million due at closing and another payment of $17.5 million due 24 months after closing. Terms also include the potential for additional cash consideration of up to $35 million in the form of an earn-out and the potential vesting of a warrant to purchase 750,000 shares of common stock. The earn-out is based on the business achieving maximum performance targets over each of the next three years. The transaction is expected to close in January 2005.

- ART - The transaction is valued at approximately $21.5 million, net of ART's expected closing cash balance of $5 million. Consideration comprises cash payments of approximately $5 million due at closing, net of the estimated closing cash balance, and $16.5 million due in December 2005. The transaction is expected to close in January 2005.

- Rhetorical - Consideration for this transaction is approximately $6.7 million, comprising $4.9 million in cash due at closing and $1.8 million of ScanSoft common stock. The transaction is expected to close in December 2004.

"Our decision to fund these transactions with cash reflects a growing confidence in the strength of our own business and a commitment to our shareholders to minimize dilution," Mr. Ricci added.

Highlights and benefits of the acquisitions include:

- Industry Leadership and Vision - ScanSoft, through its many high-profile customers and partners, has worked hard to garner leadership in the speech market and fuel growth and innovation. These acquisitions build upon ScanSoft's position and resources in several high-growth speech segments, including automated directory assistance, call center automation and embedded speech. Added customers and partners will include AT&T, Bell Canada, British Airways, Citigroup, Coca Cola, JP Morgan, LG, Motorola, NEC, Orange, Procter & Gamble, and Texas Instruments.

- Innovative Speech Applications - ScanSoft and its SpeechWorks division are recognized worldwide for delivering premier speech applications. The company's focus is rooted in a commitment to customer results and a passion for its business, and is backed by the preeminent portfolio of speech technologies, expertise, professional services and partners. The acquisitions fortify the company's portfolio that includes call center automation, directory assistance, identity control, call forwarding, broadcast messaging, dynamic contact management, voice-activated dialing, automated attendant, and multimodal messaging.

- Unrivaled Speech Resources - Over the past three years, ScanSoft has pursued an aggressive strategy of building and growing a global leadership position in speech through an unrivaled collection of speech technology, customers, applications, partners, expertise and experience. With these acquisitions, ScanSoft will extend the resources of its far-reaching speech organization that comprises more than 250 speech technologists, 150 professional services personnel, a catalog of more than 300 patents and the industry's most extensive partner, channel and services network.
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PHONETIC SYSTEMS, LTD.

ScanSoft strengthens its portfolio of automated directory assistance and operator services applications through the acquisition of Phonetic Systems, a leading provider of large, highly dynamic speech recognition solutions that use natural speech to improve customer service and deliver real-time access to information. For more than a decade, Phonetic Systems has provided state-of-the-art products and technologies for applications within telecommunications carriers and global enterprises.

This acquisition furthers ScanSoft's global leadership in automated Directory Assistance (DA) and enterprise speech applications. Combined, the organizations provide speech solutions that automate directory assistance for more than a dozen telecommunications carriers and power speech applications for more than two-thirds of the Fortune 100, with Phonetic Systems adding new customer relationships with industry leaders, including AT&T, Bell Canada, JP Morgan, Motorola, Novartis and Procter & Gamble. In addition, Phonetic Systems brings to ScanSoft a focused, established speech team and comprehensive technology and application portfolio that will advance ScanSoft's delivery of solutions for voice-based access to information, people, applications and services.

"ScanSoft understands the power of open and innovative speech solutions and has established a leading position in the market through innovative technologies and the industry's premier partner network and catalog of satisfied customers," said Yahal Zilka, chairman at Phonetic Systems. "ScanSoft's global reach, solutions expertise and reputation for stable and reliable operations are exactly what Phonetic Systems needs to take our solutions to the next level. We are impressed by the strength and commitment of ScanSoft's customers and business partners, and look forward to joining forces with ScanSoft to expand our role in the speech market."

ART ADVANCED RECOGNITION TECHNOLOGY, INC.

ScanSoft further strengthens its leadership in embedded speech by acquiring ART, a global leader in speech interfaces for mass-market wireless mobile devices. As businesses and consumers increasingly demand reliable and immediate access to content, data and images, today's mobile devices need to be more accessible and user-friendly for a global population. Through ART's solutions, users benefit from speech recognition technologies to set meetings, call people, read emails and retrieve information from their company systems or the Internet.

Today, more than 30 handset manufacturers worldwide have adopted ART's technologies, which can be integrated into almost any cellular chipset, operating system, and mobile platform. Its current customer portfolio includes many of the leaders in the wireless and device industries, including Analog Devices, Agere Systems, Hitachi, LG Electronics, Intel, Mitsubishi Electric, Motorola, NEC, Panasonic, Qualcomm and Texas Instruments.

"The industry has shifted rapidly to devices with greater connectivity, functionality and performance which has created growing demand for simplified, familiar interfaces that are accessible to users across the globe," said Yakov Shulman, acting CEO and vice president of sales, at ART. "ScanSoft and ART individually have been working diligently toward the goal of creating universal, speech-based interfaces for mobile devices. By joining forces with ScanSoft, we will benefit from a tremendous breadth of resources and global reach. Together, our resources, expertise and market penetration will accelerate these efforts and put new, innovative speech capabilities in the hands of the billions of mobile phone users around the world."
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RHETORICAL SYSTEMS LTD.

With the acquisition of Rhetorical Systems, ScanSoft solidifies its position as a leading provider of speech synthesis or text-to-speech (TTS) solutions for a variety of speech-based applications. ScanSoft's TTS portfolio comprises the most languages and voices available anywhere - nearly more than all other vendors combined. The company will further differentiate its solutions with a number of techniques, tools and services that enhance its ability to deliver custom, dynamic voices.

"With speech applications becoming more global, dynamic and personalized, our combined solutions can help eliminate static, recorded voice prompts and speed time to market for our customers," said Marc Moens, chief executive officer at Rhetorical Systems. "We are excited to join forces with ScanSoft to deliver compelling, custom and timely solutions for our customers and to the millions of people that use our collective solutions every day."

INVESTOR CALL

ScanSoft will discuss these acquisitions as part of today's scheduled conference call to announce the company's financial results for the quarter and year ended September 30, 2004. ScanSoft will broadcast a call over the Internet this afternoon at 4:30 p.m. ET today. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company's Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.

The conference call can also be heard live by dialing (888) 428-4480 or (651) 291-0900 and referring to the conference name ScanSoft five minutes prior to the call. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 752851.

ABOUT SCANSOFT, INC.

ScanSoft, Inc. (Nasdaq: SSFT) is the global leader of speech and imaging solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

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Trademark reference: ScanSoft and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.


This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the ability of ScanSoft to realize the anticipated benefits from the acquisitions of Phonetic Systems, ART and Rhetorical; the growth of the speech industry and the demand for speech solutions; future demand for, performance of, and opportunities for growth in ScanSoft's speech solutions; future revenue contributions from relationships with ScanSoft's partners; potential synergies from the Phonetic Systems, ART and Rhetorical acquisitions; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships; the market for ScanSoft's products; ScanSoft's strategic and operational plan; and future prospects regarding international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: difficulties with integrating product plans and operations of the recently acquired businesses and the accounting effects of such acquisitions on ScanSoft's operating and financial results; fluctuations
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in demand for ScanSoft's existing and future products; economic conditions in the United States and abroad; ScanSoft's ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in products and technologies; and ScanSoft's dependence on OEM customers. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and its most recent quarterly reports on Form 10-Q. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.